Exhibit 99.3
For more information, contact:
William M. Lowe, Jr.
Vice President
Chief Operating Officer
Chief Financial Officer
(336) 316-5664
UNIFI ANNOUNCES RATIONALIZATION PLANS AT ITS RECENTLY
ACQUIRED DILLON, SOUTH CAROLINA OPERATIONS
GREENSBORO, N.C. — April 26, 2007 — Unifi, Inc. (NYSE: UFI) today announced that it will be shutting its recently acquired Dillon, South Carolina facility. The Company currently operates 42 texturing machines at the facility. The Company expects to close the facility by July 31, 2007 and move the entire production to its facility in Yadkinville, North Carolina. The Company acquired the Dillon facility on January 1, 2007 in a transaction valued at approximately $65.2 million.
     “The closure of the Dillon, South Carolina facility is consistent with our strategy of making key acquisitions and addressing excess capacity to lower our manufacturing costs. Our largest facility in Yadkinville of over 800,000 square feet has both the footprint and equipment to accommodate the volume currently run in South Carolina. We continue to streamline our product mix and look to maximize our facility utilization rates to lower manufacturing costs to compete in the marketplace,” said Bill Lowe, Chief Operating Officer and Chief Financial Officer for Unifi. “We plan to move some texturing machines into our existing facilities and expect the impact on our customers to be seamless during the transition period.”
     The South Carolina facility currently has approximately 355 employees. The Company estimates that it will add approximately 120 employees to its Yadkinville, North Carolina facility to accommodate the additional volume. Cash closure costs, including severance and equipment moves, is expected to be approximately $2.1 million with annual savings of approximately $5.0 million.
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Unifi Announces Rationalization Plans At Its Recently Acquired Dillon, South Carolina Operations— page 2
     Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: aio® — all-in-one performance yarns, Sorbtek®, A.M.Y.®, Mynx® UV, Repreve®, Reflexx®, MicroVista® and Satura®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit http://www.unifi.com.
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.
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